(FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
  STATE OF NEVADA)

      SEP 26 1997
       C20938-95
   /s/ Dean Heller
Dean Heller, SECRETARY OF STATE




                           ARTICLES OF INCORPORATION
                                       OF

                              Aztec Ventures, Inc.


1.       Name of Company:

                              Aztec Ventures, Inc.

2.       Resident Agent

    The resident of the Company is:    Nevada Internet Corporation Enterprises
                                       3110 S. Valley View, Suite 201
                                       Las Vegas, Nevada   89102

3.       Board of Directors:

              The Company shall initially have two directors (2) Doug Willmarth and Rod Smith . 805 5th Street, Coronado. California 92118. These individuals shall serve as directors until their successor or successors have been elected and qualified. The number of directors may be increased or decreased by a duly adopted amendment to the By-Laws of the Corporation.

4.       Authorized Shares:

              The aggregate number of shares which the corporation shall have authority to issue shall consist of 20,000,000 shares of Common Stock having a $.001 par value and 5,000,000 shares of Preferred Stock having a $.001 par value. The Common Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such share of Common Stock in one more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

              The Preferred authorized may be issued from time to time in one or more series. The Board of Directors is authorized to determine or alter any or all rights or preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix, alter or reduce (but not below the number outstanding) the number of shares comprised any such series and the designation thereof, or any of them, and to provide for the rights and terms of redemption of conversion of the shares of any series.

5.       Preemptive Rights and Assessment of Shares:

              Holders of Common Stock or Preferred Stock of the corporation shall not have any preference, preemptive right or right of subscription to acquire shares of the corporation authorized, issued, or sold, or to be authorized, issued or sold, or to any obligations or shares authorized or issued or to be authorized or issued and convertible into shares of the corporation, nor to any right of subscription thereto, other than to the extent, if any, the Board of Directors in its sole discretion, may determine from time to time.



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              The Common Stock or Preferred Stock of the Corporation, after the amount of the subscription price has been fully paid in, in money, property or services, as the directors shall determine, shall not be subject to assessment to pays the debts of the corporation, nor for any other purpose, and no Common Stock or Preferred Stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended to provide for such assessment.

6.       Directors' and Officers' Liability

              A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends. Any repeal or modification of this Article by stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director officer of the corporation for acts or omissions prior to such repeal or modification.

7.       Indemnity

              Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal administrative or investigative, by the reason of the fact that he or she is a legal representative, is or was a director of the corporation, or who is serving at the request of the corporation as a director officer of another corporation, or is a representative in partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extend legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorney's fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount of it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limited the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

              Without limited the application of the foregoing, the Board of Directors may adopt By-Laws from time to time without respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase or maintain insurance on behalf o any person who is or was a director or officer.

8.       Amendments

              Subject at all times to the express provisions of Section 5 on the Assessment of Shares, this corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its By-Laws, in the manner now or hereafter prescribed by statute or the Articles of Incorporation or said By-Laws, and all rights conferred upon shareholders are granted subject to this reservation.



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9.       Power of Directors

              In furtherance, and not in limitation of those powers conferred by statute, the Board of Directors is expressly authorized:

              (a) Subject to the By-Laws, if any, adopted by the shareholders, to make, alter or repeal the By-Laws of the corporation;

              (b) To authorize and caused to be executed mortgages and liens, with or without limitations as to amount, upon the real and personal property of the corporation;

              (c) To authorize the guaranty by the corporation of the securities, evidences of indebtedness and obligations of other person, corporations or business entities;

              (d) To set apart of any funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve;

              (e) By resolution adopted by the majority of the whole board, to designate one or more committees to consist of one or more directors of the corporation, which, to the extend provided on the resolution or in the By-Laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have name and names as may be stated in the By-Laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

              All the corporate powers of the corporation shall be exercised by the Board of Directors except as otherwise herein or in the By-Laws or by law.

              IN WITNESS WHEREOF, I hereunder set my hand this 26th day of, September 1997, hereby declaring and certifying that the facts stated hereinabove are true.



Signature of Incorporator

Name:             Ted D. Campbell II
Address:          3110 S. Valley View, Suite 201
                  Las Vegas, Nevada 89102

Signature:  /s/ Ted D.Campbell II
           --------------------------

This instrument was acknowledged before me on September 26th, 1997 by Ted D. Campbell II.

/s/ Michelle Steadman                                    (STAMP)
------------------------------                (Notary Public State of Nevada)
 Notary Public Signature

Certificate of Acceptance of Appointment as Resident Agent: I, Ted D. Campbell II, as a pricipal of Nevada Internet Corporation Enterprises, ("Nice"), hereby accept appointment of NICE as the resident agent for the above referenced company.

                         Signature  /s/ Ted D.Campbell II
                                   ------------------------------
                                        Ted D.Campbell II



                                               (STAMP -- RECIEVED SEPT 26 1997
                                                      SECRETARY OF STATE)





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